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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                CURRENT  REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): DECEMBER 30, 1997



                             NAB ASSET CORPORATION
             (Exact name of registrant as specified in its charter)



        TEXAS                        0-19391                76-0332956
(State of Incorporation)    (Commission File Number)   (IRS Employer
                                                        Identification No.)


                                2 Ada, Suite 100
                           Irvine, California  92618
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                  714/790-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


     On December 30, 1997, Construction Portfolio Services, Inc. ("CPF"), a newly organized 86% owned subsidiary of the Company acquired approximately $55,000,000 in primarily single family construction loans to residential builders. The loans were acquired from Pacific Southwest Bank in Dallas, Texas for a purchase price equal to the outstanding principal amount of the loans plus $250,000. The purchase price was determined by negotiation between the parties. The sources of funds for the purchase price were (1) approximately $9,000,000 in cash from CPF, and (2) $46,000,000 in borrowings under a $75,000,000 line of credit from Bank United, Houston, Texas.

     CPF was capitalized with approximately $11,000,000 of which $9,500,000 was borrowed under a promissory note from Consumer Portfolio Services, Inc., a 38% shareholder of the Company. CPF's primary business is lending to homebuilders for the construction of single family residences.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.
         Not applicable.

     (b) Pro forma financial information.
         Not applicable.

     (c) Exhibits
         The exhibits set forth on the Index to Exhibits on page three are incorporated herein by reference.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAB ASSET CORPORATION

       Dated January 14, 1998            By:/s/Alan Ferree

                                    Alan Ferree, Chief Financial Officer
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                               INDEX TO EXHIBITS

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2.1    Asset Sale and Purchase Agreement between Pacific Southwest Bank and
       Construction Portfolio Funding, Inc., dated December 23, 1997.


10.18 Loan and Security Agreement between Construction Portfolio Services, Inc., a Texas Corporation and Bank United, a federal savings bank, dated as of December 30, 1997.
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